UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K/A

Amendment No. 1

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 16, 2024

Date of Report (Date of earliest event reported)

BALL CORPORATION

(Exact name of Registrant as specified in its charter)

Indiana	001-07349	35-0160610
(State of	(Commission	(IRS Employer
Incorporation)	File No.)	Identification No.)

9200 W. 108th Circle, P.O. Box 5000, Westminster, CO 80021-2510

(Address of principal executive offices, including ZIP Code)

(303) 469-3131

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	BALL	NYSE

Explanatory Note

Item 8.01. Other Events.

This Amendment No. 1 on Form 8-K/A amends the Current Report on Form 8-K of Ball Corporation (“Ball”) filed with the Securities and Exchanges Commission on February 16, 2024 (the “Initial Filing”), in which Ball reported the completion of the sale of its aerospace business, after previously entering into a Stock Purchase Agreement with BAE Systems, Inc., a Delaware corporation (the “Transaction”).

This Amendment No. 1 does not amend any other items of the Initial Filing or purport to provide an update or a discussion of any developments at Ball or its subsidiaries subsequent to the Initial Filing and is being filed solely to provide the disclosures required by Item 9.01 of Form 8-K that were not previously filed with the Initial Filing. The information previously reported in or filed with the Initial Filing is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

Ball unaudited pro forma financial information required under Item 9.01(b) in connection with the Transaction, including an unaudited pro forma condensed consolidated balance sheet as of September 30, 2023, and unaudited pro forma condensed consolidated statements of earnings for the nine months ended September 30, 2023, and for each of the three years ended December 31, 2022, 2021, and 2020, is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

1Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

4
Exhibit No.	Description
99.1	Ball unaudited pro forma financial information.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALL CORPORATION
(Registrant)

By:	/s/ Hannah Lim-Johnson
Hannah Lim-Johnson
Title: Senior Vice President, Chief Legal Officer and Corporate Secretary

Date: February 16, 2024